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                                                                   EXHIBIT 10.16

                            GRYPHON GOLD CORPORATION
                            2004 STOCK INCENTIVE PLAN

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
ARTICLE 1             PURPOSE..............................................   1
         1.1      GENERAL
ARTICLE 2             EFFECTIVE and EXPIRATION DATE........................   1
         2.1      EFFECTIVE DATE
         2.2      EXPIRATION DATE
ARTICLE 3             DEFINITIONS AND CONSTRUCTION.........................   1
         3.1      DEFINITIONS
ARTICLE 4             ADMINISTRATION.......................................   4
         4.1      COMMITTEE
         4.2      ACTION BY THE COMMITTEE
         4.3      AUTHORITY OF COMMITTEE
         4.4      DECISIONS BINDING
ARTICLE 5             SHARES SUBJECT TO THE PLAN...........................   5
         5.1      NUMBER OF SHARES
         5.2      LAPSED OR ASSUMED AWARDS
         5.3      STOCK DISTRIBUTED
ARTICLE 6             ELIGIBILITY AND PARTICIPATION........................   6
         6.1      ELIGIBILITY
         6.2      ACTUAL PARTICIPATION
ARTICLE 7             STOCK OPTIONS........................................   6
         7.1      GENERAL
         7.2      INCENTIVE STOCK OPTIONS
ARTICLE 8             PROVISIONS APPLICABLE TO AWARDS......................   8
         8.1      STAND-ALONE AND TANDEM AWARDS
         8.2      EXCHANGE PROVISIONS
         8.3      TERM OF AWARD
         8.4      FORM OF PAYMENT FOR AWARDS
         8.5      LIMITS ON TRANSFER
         8.6      BENEFICIARIES
         8.7      STOCK CERTIFICATES
         8.8      ACCELERATION UPON A CHANGE OF CONTROL
         8.9      ADDITIONAL TSX VENTURE EXCHANGE TERMS
        8.10      ADDITIONAL TSX EXCHANGE TERMS
ARTICLE 9             CHANGES IN CAPITAL STRUCTURE.........................  12
         9.1      SHARES AVAILABLE FOR GRANT
         9.2      OUTSTANDING AWARDS - INCREASE OR DECREASE IN ISSUED
                  SHARES WITHOUT CONSIDERATION
         9.3      OUTSTANDING AWARDS - CERTAIN MERGERS
         9.4      OUTSTANDING AWARDS - OTHER CHANGES
         9.5      NO OTHER RIGHTS
ARTICLE 10            AMENDMENT, MODIFICATION, AND TERMINATION.............  13
        10.1      AMENDMENT, MODIFICATION, AND TERMINATION
        10.2      AWARDS PREVIOUSLY GRANTED
ARTICLE 11            GENERAL PROVISIONS...................................  13
        11.1      NO RIGHTS TO AWARDS
        11.2      NO STOCKHOLDERS RIGHTS
        11.3      WITHHOLDING

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
11.4      NO RIGHT TO EMPLOYMENT OR SERVICES
11.5      UNFUNDED STATUS OF AWARDS
11.6      INDEMNIFICATION
11.7      RELATIONSHIP TO OTHER BENEFITS
11.8      EXPENSES
11.9      TITLES AND HEADINGS
11.10     FRACTIONAL SHARES
11.11     SECURITIES LAW COMPLIANCE
11.12     GOVERNMENT AND OTHER REGULATIONS
11.13     GOVERNING LAW

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                            GRYPHON GOLD CORPORATION
                            2004 STOCK INCENTIVE PLAN

                                   ARTICLE 1
                                    PURPOSE

      1.1 GENERAL. The purpose of the Gryphon Gold Corporation 2004 Stock Incentive Plan (the "Plan") is to promote the success and enhance the value of Gryphon Gold Corporation (the "Issuer") by linking the personal interests of the members of the Board, employees, officers, executives, and consultants or independent contractors, to those of Issuer stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Issuer stockholders. The Plan is further intended to provide flexibility to the Issuer in its ability to motivate, attract, and retain the services of members of the Board, employees, officers, executives of, and consultants or independent contractors providing services to, the Issuer upon whose judgment, interest, and special effort the successful conduct of the Issuer's operation is largely dependent.

                                   ARTICLE 2
                          EFFECTIVE AND EXPIRATION DATE

      2.1 EFFECTIVE DATE. The Plan is effective as of the date the Plan is approved by the Issuer's Board of Directors (the "Effective Date").

      2.2 EXPIRATION DATE. The Plan will expire on, and no Award may be granted pursuant to the Plan after, the tenth anniversary of the Effective Date. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the Award Agreement.

                                   ARTICLE 3
                          DEFINITIONS AND CONSTRUCTION

      3.1 DEFINITIONS. The following words and phrases shall have the following meanings:

            (a) "AWARD" means any Option granted to a Participant pursuant to the Plan.

            (b) "AWARD AGREEMENT" means any written agreement, contract, or other instrument or document evidencing an Award.

            (c) "BOARD" means the Board of Directors of the Issuer.

            (d) "CAUSE" means (except as otherwise provided in an Award Agreement) the occurrence of any of the following events:

                  (1) the Participant's willful and continued failure to substantially perform the Participant's duties with the Issuer or its affiliates (other than any such failure resulting from the Participant's incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Issuer which specifically identifies the manner in which the Issuer believes that the Participant has not substantially performed his duties;

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                  (2) the conviction of the Participant of, or an entering of a guilty plea or a plea of no contest by the Participant, to a felony or of a misdemeanor involving moral turpitude;

                  (3) the willful violation by Participant of any material provision of this Agreement or an Award Agreement; or

                  (4) the willful engaging by the Participant in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Issuer.

      For purposes of this definition, no act or failure to act on the part of the Participant shall be considered "willful" unless it is done, or omitted to be done, intentionally by the Participant in bad faith. Any act, or failure to act, based on authority given pursuant to a resolution duly adopted by the Board or the written advice of counsel to the Issuer or its affiliates will be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Issuer and its affiliates.

            (e) "CHANGE OF CONTROL" means the occurrence of any one of the following events:

                  (1) any consolidation or merger of the Issuer (including, without limitation, a triangular merger) where the shareholders of the Issuer, immediately prior to the consolidation or merger, would not immediately after the consolidation or merger, beneficially own, directly or indirectly, shares representing in the aggregate more than fifty percent (50%) of the combined voting power of all the outstanding securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any);

                  (2) the Issuer sells, leases or exchanges (in one or a series of transactions) all or substantially all of its assets to any other person or entity;

                  (3) the shareholders approve a plan to dissolve and liquidate the Issuer;

                  (4) any "person," as such term is used in Section 13(d) of the Exchange Act (other than the Issuer, any employee benefit plan of the Issuer or any entity organized, appointed or established by the Issuer for or pursuant to the terms of any such plan), together with all "affiliates" and "associates" (as such terms are defined in Rule 12B-2 under the Exchange Act or any successor provision) of such person, shall become the "beneficial owner" or "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act or any successor provision, directly or indirectly, of securities of the Issuer representing in the aggregate (A) in the event the Issuer is not a "Reporting Issuer" (meaning a Issuer that is subject to the reporting requirements of the Exchange Act and has registered shares of a class of equity securities pursuant to Section 12(g) or 12(b) of the Exchange Act) fifty percent (50%) or more or
(B) in the event the Issuer is a Reporting Issuer, twenty percent (20%) or more of either (1) the then outstanding shares of common Stock of the Issuer or (2) the combined voting power of all then outstanding securities of the Issuer having the right under ordinary circumstances to vote in an election of the Board of Directors of the Issuer including pursuant to a consolidation or merger of the Issuer to which clause (iii) does not apply; or

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                  (5) individuals who, as of the date hereof, constitute the entire Board of Directors of the Issuer (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board of Directors (hereinafter referred to as a "Board Change"), provided that any individual becoming a director subsequent to the date hereof whose election or nomination for election was approved by a vote of at least a majority of the then Incumbent Directors shall be, for purposes of this provision, considered as though such individual were an Incumbent Director.

                  Notwithstanding the foregoing, the following transactions shall not constitute a "Change of Control": (1) the closing of the Issuer's first public offering pursuant to an effective registration statement filed under the Exchange Act, with the TSX Exchange or TSX Venture Exchange or (2) any transaction the sole purpose of which is to change the state of incorporation of the Issuer or to create a holding company that will be owned in substantially the same proportions by the persons who held the Issuer's securities immediately before such transaction.

                  In the event that the Issuer becomes listed with the TSX Venture Exchange the following definition of "Change of Control" shall apply for purposes of compliance therewith notwithstanding the application of the aforementioned definition to the extent not inconsistent with TSX Venture Exchange requirements:

                  "Change of Control" includes situations where after giving effect to the contemplated transaction and as a result of such action transaction:

                  (i) any one person holds a sufficient number of voting shares of the Issuer or Resulting Issuer to affect materially the control of the Issuer or Resulting Issuer, or

                  (ii) any combination of persons, acting in concern by virtue of an agreement, arrangement, commitment of understanding, hold in total a sufficient number of voting shares of the Issuer or Resulting Issuer to affect materially the control of the Issuer or Resulting Issuer, where such person or combination of persons did not previously hold a sufficient number of voting shares to affect materially the control of the Issuer or Resulting Issuer. In the absence of evidence to the contrary, any person or combination of persons acting in concert by virtue of an agreement, commitment or understanding, holding more than 20% of the voting shares of the Issuer or Resulting Issuer is deemed to materially affect the control of the Issuer or Resulting Issuer.

            (f) "CODE" means the United States Internal Revenue Code of 1986, as amended.

            (g) "COMMITTEE" means the committee of the Board described in
Article 4.

            (h) "CONSULTANT" means, in relation to the Issuer, an individual or Consultant Company, other than an employee or a Director of the Issuer, that (a) is engaged to provide on a ongoing bona fide basis, consulting, technical, management or other services to the Issuer or to an affiliate or Subsidiary, other than services provided in relation to a distribution; (b) provides the services under a written contract between the Issuer or the affiliate and the

                                       5
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individual or the Consultant Company; (c) in the reasonable opinion of the
Issuer, spends or will spend a significant amount of time and attention on the affairs and business; and (d) has a relationship with the Issuer or an affiliate of the Issuer that enables the individual to be knowledgeable about the business and affairs of the Issuer.

            (i) "CONSULTANT COMPANY" means for an individual consultant, a company or partnership of which the individual is an employee, shareholder or partner.

            (j) "DISABILITY" means the Participant's total and permanent disability. The Participant shall be considered to be totally and permanently disabled hereunder if for reasons involving mental or physical illness or physical injury, the Participant is unable to, or fails to, perform his duties hereunder for a period of one hundred eighty (180) consecutive calendar days or for periods aggregating two hundred seventy (270) days or more in any twelve
(12) consecutive month period. A physician chosen by the Issuer and reasonably satisfactory to the Participant (or his legal representative) shall make the Disability determination. The cost of such examination shall be borne by the Issuer. The Participant shall submit to such examination upon the Issuer's request. Notwithstanding the foregoing, if (or when) the Issuer sponsors a long-term disability plan for its employees, a Participant shall be considered to be totally and permanently disabled hereunder if such Participant is eligible for (and is receiving) benefits under such long-term disability plan.

            (k) "DISCOUNTED MARKET PRICE" means the Market Price less a discount, which shall not exceed the amount set forth below, subject to a minimum price of CDN $0.10. Closing price discount is (i) twenty-five percent (25%) for a closing price up to CDN $0.50, (ii) twenty percent (20%) for a closing price between CDN $0.51 to $2.00, and (iii) fifteen percent (15%) for a closing price above CDN $2.00.

            (l) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

            (m) "FAIR MARKET VALUE" means, as of any given date, the fair market value of Stock on a particular date determined by such methods or procedures as may be established from time to time by the Committee and as determined by the Board in good faith. If at such time the Issuer is listed on the TSX Venture Exchange then the definition of Fair Market Value shall have ascribed to it the meaning of "Discounted Market Price" and "Market Price" as set forth in Sections 3.1(k) and 3.1(r), respectively. If at such time the Issuer is listed on the TSX Exchange then the definition of Fair Market Value shall have ascribed to it the meaning of the volume-weighted average trading price for five (5) days prior to the time of Award.

            (n) "INCENTIVE STOCK OPTION" means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

            (o) "INSIDER" if used in relation to an Issuer, means: (a) a director or senior officer of the Issuer, (b) a director or senior officer of a company that is an Insider or subsidiary of the Issuer, (c) a Person that beneficially owns or controls, directly or indirectly, voting shares of Stock carrying more than 10% of the voting rights attached to all outstanding voting shares of Stock of the Issuer, or (d) the Issuer itself if it holds any of its own securities.

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            (p) "INVESTOR RELATIONS ACTIVITIES" means any activities, by or on behalf of an Issuer or shareholder of the Issuer, that promote or reasonably could be expected to promote the purchase or sale of securities of the Issuer, but does include:

                  (i) the dissemination of information provided, or records prepared, in the ordinary course of business of the Issuer (1) to promote the sale of products or services of the Issuer, or (2) to raise public awareness of the Issuer, that cannot reasonably be considered to promote the purchase or sale of securities of the Issuer;

                  (ii) activities or communications necessary to comply with the requirements of (1) applicable securities laws, or (2) TSX Venture Exchange or TSX Exchange requirements or the by-laws, rules or other regulatory instruments of any other self regulatory body or exchange having jurisdiction over the Issuer;

                  (iii) communications by a publisher of, or writer for, a newspaper, magazine or business or financial publication, that is of general and regular paid circulation, districuted only to subscribers to it for vluae or to purchasers of it, if (1) the communication is only through the newspaper, magazine or publication, and (2) the publisher or writer receives no commission or other consideration other than for acting in the capacity of publisher or writer; or

                  (iv) activities or communications that may be otherwise specified by the TSX Exchange, TSX Venture Exchange or other regulator body.

            (q) "LISTED SHARE" means a share or other security that is listed on the TSX Exchange or TSX Venture Exchange.

            (r) "MARKET PRICE" subject to the exceptions noted below, means the last closing price of the Issuer's Listed Shares before either the issuance of the news release or the filing of the Price Reservation Form (Form 4N) required to fix the price at which the securities are to be issued or deemed to be issued (the "Notice of the Transaction").

                  (i) Consolidation Exception. The Market Price is to be adjusted for any share consolidation or split. If the notice of the transaction is within 5 days following a consolidation of the Issuer's share capital, the minimum price per share will be the greater of the Market Price, adjusted for any share consolidation or split, or CDN $0.10;

                  (ii) Material Information Exception. If the Issuer announces Material Information regarding the affairs of the Issuer after providing notice of the transaction and if the Exchange determines that a party to the transaction should reasonably have been aware of that pending Material Information, then the Market Price will be at least equal to the closing price of the Listed Shares on the Trading Day after the day on which that Material Information was announced;

                  (iii) Price Interference Exception. If the Exchange determines that the closing price is not a fair reflection of the market for the Listed Shares and the Listed Shares appear to have been high-closed or low-closed, then the Exchange will determine the Market Price to be used;

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

                  (iv) Suspension Exception. If the Issuer is suspended from trading or has for any reason not traded for an extended period of time, the Exchange may determine the deemed Market Price to be used; or

                  (v) Minimum Price Exception. The Exchange will not generally permit Listed Shares to be issued from treasury at a price less than CDN $0.10 nor will the Exchange generally permit any securities convertible into Listed Shares to be issued with an effective conversion price of less than CDN $0.10 per Listed Share.

            (s) "NON-QUALIFIED STOCK OPTION" means an Option that is not intended to be an Incentive Stock Option.

            (t) "OPTION" means a right granted to a Participant pursuant to
Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

            (u) "PARTICIPANT" means a person who, as a member of the Board, employee, officer, or executive of, and consultants or independent contractors providing services to, the Issuer or any Subsidiary, has been granted an Award pursuant to the Plan.

            (v) "PLAN" means this Gryphon Gold Corporation 2004 Stock Incentive Plan, as it may be amended from time to time.

            (w) "STOCK" means the common stock of the Issuer and such other securities of the Issuer that may be substituted for Stock pursuant to Article 9.

            (x) "SUBSIDIARY" means any corporation or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Issuer.

            (y) "TSX EXCHANGE" means the Toronto Stock Exchange.

            (z) "TSX VENTURE EXCHANGE" means the TSX Venture Exchange.

            (aa) "VOLUME WEIGHTED AVERAGE TRADING PRICE" means the volume weighted average trading price of one share of Stock on the TSX, calculated by dividing the total value by the total volume of shares of Stock traded for the relevant period.

                                   ARTICLE 4
                                 ADMINISTRATION

            4.1 COMMITTEE. The Plan shall be administered by the Board or a committee of the Board. References to the Committee shall refer to the Board if the Board does not appoint a Committee.

            4.2 ACTION BY THE COMMITTEE. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled

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to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Issuer or any Subsidiary, the Issuer's independent certified public accountants, or any executive compensation consultant or other professional retained by the Issuer to assist in the administration of the Plan.

      4.3 AUTHORITY OF COMMITTEE. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

            (a) Designate Participants to receive Awards;

            (b) Determine the type or types of Awards to be granted to each Participant;

            (c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

            (d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines;

            (e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

            (f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

            (g) Decide all other matters that must be determined in connection with an Award;

            (h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

            (i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

            (j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

      4.4 DECISIONS BINDING. The Committee's interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

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                                   ARTICLE 5
                           SHARES SUBJECT TO THE PLAN

      5.1 NUMBER OF SHARES. Subject to adjustment provided in Article 9, the aggregate number of shares of Stock reserved and available for grant pursuant to the Plan shall be three million stock options (3,000,000).

      5.2 LAPSED OR ASSUMED AWARDS. To the extent that an Award terminates, expires, or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award pursuant to the Plan. Additionally, any shares of stock tendered or withheld to satisfy the exercise price or tax withholding obligation pursuant to any Award shall again be available for the grant of an Award pursuant to the Plan. To the extent permitted by applicable law or any exchange rule, shares of Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Issuer or any Subsidiary shall not be counted against shares of Stock available for grant pursuant to this Plan.

      5.3 STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

                                   ARTICLE 6
                          ELIGIBILITY AND PARTICIPATION

            6.1 ELIGIBILITY.

            (a) GENERAL. Persons eligible to participate in this Plan include all members of the Board, employees, officers, and executives of, and consultants and independent contractors providing services to, the Issuer or a Subsidiary, as determined by the Committee.

            (b) FOREIGN PARTICIPANTS. In order to assure the viability of Awards granted to Participants employed in or of foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Section 5.1 of the Plan.

            6.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No individual shall have any right to be granted an Award pursuant to this Plan.

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                                   ARTICLE 7
                                  STOCK OPTIONS

            7.1 GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

            (a) EXERCISE PRICE. Subject to paragraph 7.2(a) the exercise price per share of Stock pursuant to an Option shall be determined by the Committee and set forth in the Award Agreement provided that if the Stock is listed for trading on the TSX Venture Exchange or the TSX Exchange the exercise price for any Option may not be less than the Fair Market Value as of the date of grant.

            (b) TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part provided that the term of any Option granted under the Plan shall not exceed ten years. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. Unless otherwise provided in an Award Agreement, an Option will lapse immediately if a Participant's employment or service is terminated for Cause.

            (c) PAYMENT. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, promissory note, shares of Stock held for longer than six months (through actual tender or by attestation), or other property acceptable to the Committee (including broker-assisted "cashless exercise" arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants.

            (d) EVIDENCE OF GRANT. All Options shall be evidenced by a written Award Agreement between the Issuer and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

      7.2 INCENTIVE STOCK OPTIONS. Incentive Stock Options shall be granted only to employees and the terms of any Incentive Stock Options granted pursuant to the Plan must comply with the following additional provisions of this Section 7.2:

            (a) EXERCISE PRICE. The exercise price per share of Stock shall be set by the Committee, provided that the exercise price for any Incentive Stock Option may not be less than the Fair Market Value as of the date of the grant.

            (b) EXERCISE. In no event may any Incentive Stock Option be exercisable for more than ten years from the date of its grant.

            (c) LAPSE OF OPTION. An Incentive Stock Option shall lapse pursuant to the following circumstances.

                  (1) The Incentive Stock Option shall lapse ten years from the date it is granted, unless an earlier time is set in the Award Agreement.

                  (2) The Incentive Stock Option shall lapse upon termination of employment for Cause or for any other reason other than the Participant's death or Disability, unless otherwise provided in the Award Agreement.

                  (3) If the Participant terminates employment on account of Disability or death before the Option lapses pursuant to paragraph (1) or (2) above, the Incentive Stock Option shall lapse, unless it is previously exercised, on the earlier of (A) the scheduled termination date of the Option; or (B) 12 months after the date of the Participant's termination of employment on account of Disability or death. Upon the Participant's Disability or death, any Incentive Stock Options exercisable at the Participant's Disability or death may be exercised by the Participant's legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant's last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

            (d) INDIVIDUAL DOLLAR LIMITATION. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00 or such other limitation as imposed by
Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

            (e) TEN PERCENT OWNERS. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Issuer only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

            (f) EXPIRATION OF INCENTIVE STOCK OPTIONS. No Award of an Incentive Stock Option may be made pursuant to this Plan after the tenth anniversary of the Effective Date.

            (g) RIGHT TO EXERCISE. During a Participant's lifetime, an Incentive Stock Option may be exercised only by the Participant.

                                   ARTICLE 8
                         PROVISIONS APPLICABLE TO AWARDS

      8.1 STAND-ALONE AND TANDEM AWARDS. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

      8.2 EXCHANGE PROVISIONS. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another

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Award, based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made, provided that the Committee may not reduce the exercise price of any previously-granted Option without shareholder approval.

      8.3 TERM OF AWARD. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Option exceed a period of ten years from the date of its grant.

      8.4 FORM OF PAYMENT FOR AWARDS. Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Issuer or a Subsidiary on the grant or exercise of an Award may be made in such forms as the Committee determines at or after the time of grant, including, without limitation, cash, promissory note, Stock held for more than six months, other Awards, or other property (including broker-assisted "cashless exercise" arrangements), or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

      8.5 LIMITS ON TRANSFER. Limitations and restrictions on transferability of any right or interest of a Participant in any Award are set forth in that certain Investor Rights Agreement, dated as of May 1, 2003, and such limitations and restrictions shall expire on the terms contained therein. Subsequent to the expiration of the Investor Rights Agreement, no right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Issuer or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Issuer or a Subsidiary. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution.

      8.6 BENEFICIARIES. Notwithstanding Section 8.5, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant's spouse as his beneficiary with respect to more than 50% of the Participant's interest in the Award shall not be effective without the prior written consent of the Participant's spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant's will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

      8.7 STOCK CERTIFICATES. Notwithstanding anything herein to the contrary, the Issuer shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with Federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

      8.8 ACCELERATION UPON A CHANGE OF CONTROL. Unless otherwise provided in a Participant's Award Agreement, if a Change of Control occurs, the Committee shall have the discretion to cause all outstanding Awards to become fully exercisable and all restrictions on outstanding Awards to lapse. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options. Upon, or in anticipation of, such an event, the Committee may cause every Award outstanding hereunder to terminate at a specific time in the future and shall give each Participant the right to exercise Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine.

      8.9 ADDITIONAL TSX VENTURE EXCHANGE TERMS. In the event Issuer becomes listed on the TSX Venture Exchange then the following terms and conditions shall apply to the grant of an Award in addition to those contained herein:

                  (a) No more than five percent (5%) of the issued shares of the Issuer may be reserved in respect of Options and other compensation arrangements granted to any one individual in any twelve (12) month period (unless Issuer is a Tier 1 Issuer, as that term is defined by the TSX Venture Exchange, and has obtained disinterested shareholder approval);

                  (b) No more than ten percent (10%) of the issued shares of the Issuer may be reserved for issuance in respect of Options and other share compensation arrangements of the Issuer granted to Insiders (unless the Issuer has obtained disinterested shareholder approval in accordance with the requirements of the TSX Venture Exchange).

                  (c) Options and rights granted under any other share compensation arrangements of the Issuer representing more than ten (10%) of the issued shares of the Issuer may not be granted to Insiders within a 12 month period (unless the Issuer has obtained disinterested shareholder approval in accordance with the requirements of the TSX Venture Exchange.

                  (d) The exercise price of options granted to Insiders may not be reduced unless the Issuer has obtained disinterested shareholder approval in respect thereof in accordance with the requirements of the TSX Venture Exchange in addition to any other approvals which may be required pursuant to the terms of the Plan.

      (e) No more than two percent (2%) of the issued shares of the Issuer may be granted to any one Consultant in any twelve (12) month period;

      (f) No more than an aggregate of two percent (2%) of the issued shares of the Issuer may be granted to an employee conducting Investor Relations Activities in any twelve (12) month period;

      (g) For Awards granted to employees, Consultants or management level Issuer employees, the Issuer represents that the Participant is a bona fide employee, consultant or management level Issuer employee, as the case may be;

      (h) Awards to Consultants performing Investor Relations Activities must vest in stages over twelve (12) months with no more than twenty-five percent (25%) of the options vesting in any three (3) month period; and

      (i) In addition to the general requirements listed above, the following terms and conditions apply to Awards by the Issuer as a Tier 2 Issuer, as that term is defined by the TSX Venture Exchange:

      (1) Awards to a Participant who is a director, employee, Consultant or management level Issuer employee must expire within ninety (90) days after the Participant ceases to be in at least one of those categories; and

      (2) Awards to a Participant who is engaged in Investor Relations Activities must expire within thirty (30) days after the Participant ceases to be employed to provide Investor Relations Activities.

      8.10 ADDITIONAL TSX EXCHANGE TERMS. In the event the Issuer becomes listed on the TSX Exchange then the following terms and conditions shall apply to an Award in addition to those contained herein, as applicable:

            a.    Awards are non-assignable;

            b. The exercise price must not be lower than the market price (without discount) of the shares on the TSX Exchange at the time of Award; and

            c. The number of shares reserved for issuance to any one person pursuant to. The number of shares of the Issuer issued to Insiders during any twelve month period pursuant to Options or other rights granted under share compensation arrangements of the Issuer may not exceed ten percent (10%) of the issued shares of Stock of the Issuer (unless the Issuer has obtained disinterested shareholder approval in accordance with the requirements of the TSX).

            d. No more than ten percent (10%) of the issued shares of Stock of the Issuer may be reserved for issuance in respect of Options and other share compensation arrangements of the Issuer granted to Insiders (unless the Issuer has obtained disinterested shareholder approval in accordance with the requirements of the TSX) options must not exceed 5% of the outstanding issue.

                                   ARTICLE 9
                          CHANGES IN CAPITAL STRUCTURE

      9.1 SHARES AVAILABLE FOR GRANT. In the event of any change in the number of shares of Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum aggregate number of shares of Stock with respect to which the Committee may grant Awards, the number of shares of Stock subject to any Award, and any numeric limitation expressed in the Plan shall be appropriately adjusted by the Committee.

      9.2 OUTSTANDING AWARDS - INCREASE OR DECREASE IN ISSUED SHARES WITHOUT CONSIDERATION. Subject to any required action by the stockholders of the Issuer, in the event of any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of shares of Stock or the payment of a stock dividend (but only on the shares of Stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Issuer, the Committee shall proportionally adjust the number of shares of Stock subject to each outstanding Award and the exercise price per share of Stock of each such Award.

      9.3 OUTSTANDING AWARDS - CERTAIN MERGERS. Subject to any required action by the stockholders of the Issuer, in the event that the Issuer shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Stock receive securities of another corporation), each Award outstanding on the date of such merger or consolidation shall pertain to and apply to the securities that a holder of the number of shares of Stock subject to such Award would have received in such merger or consolidation.

      9.4 OUTSTANDING AWARDS - OTHER CHANGES. In the event of any other change in the capitalization of the Issuer or corporate change other than those specifically referred to in Article 11, the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in the per share exercise price of each Award as the Committee may consider appropriate to prevent dilution or enlargement of rights.

      9.5 NO OTHER RIGHTS. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Issuer or any other corporation. Except as expressly provided in the Plan, no issuance by the Issuer of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the exercise price of any Award.

                                   ARTICLE 10
                    AMENDMENT, MODIFICATION, AND TERMINATION

      10.1 AMENDMENT, MODIFICATION, AND TERMINATION. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Issuer shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

      10.2 AWARDS PREVIOUSLY GRANTED. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

                                   ARTICLE 11
                               GENERAL PROVISIONS

      11.1 NO RIGHTS TO AWARDS. No Participant, employee, or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Issuer nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

      11.2 NO STOCKHOLDERS RIGHTS. No Award gives the Participant any of the rights of a stockholder of the Issuer unless and until shares of Stock are in fact issued to such person in connection with such Award.

      11.3 WITHHOLDING. The Issuer or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Issuer, an amount sufficient to satisfy foreign, Federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. With the Committee's consent, a Participant may elect to (a) have the Issuer withhold from those shares of Stock that would otherwise be received upon the exercise of any Option, a number of shares having a Fair Market Value equal to the minimum statutory amount necessary to satisfy the Issuer's applicable federal, state, local or foreign income and employment tax withholding obligations with respect to such Participant, or (b) tender previously-owned shares of Stock held by the Participant for six months or longer to satisfy the Issuer's applicable federal, state, local, or foreign income and employment tax withholding obligations with respect to the Participant.

      11.4 NO RIGHT TO EMPLOYMENT OR SERVICES. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Issuer or any Subsidiary to terminate any Participant's employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Issuer or any Subsidiary.

      11.5 UNFUNDED STATUS OF AWARDS. The Plan is intended to be an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Issuer or any Subsidiary.

      11.6 INDEMNIFICATION. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Issuer from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her provided he or she gives the Issuer an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Issuer's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Issuer may have to indemnify them or hold them harmless.

      11.7 RELATIONSHIP TO OTHER BENEFITS. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Issuer or any Subsidiary.

      11.8 EXPENSES. The expenses of administering the Plan shall be borne by the Issuer and its Subsidiaries.

      11.9 TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

      11.10 FRACTIONAL SHARES. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

      11.11 SECURITIES LAW COMPLIANCE. With respect to any person who is, on the relevant date, obligated to file reports pursuant to Section 16 of the Exchange Act, transactions pursuant to this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors pursuant to the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Committee.

      11.12 GOVERNMENT AND OTHER REGULATIONS. The obligation of the Issuer to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Issuer shall be under no obligation to register pursuant to the Securities Act of 1933, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act of 1933, as amended, the Issuer may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

      11.13 GOVERNING LAW. To the extent not preempted by Federal law, the TSX Exchange, the TSX Venture Exchange (if applicable), the Plan and all Award Agreements shall be governed in all respects, whether as to validity, construction, capacity, performance, or otherwise, by the laws of the State of Nevada, without giving effect to choice of law rules.

                                       19